Exhibit 10.13

ORIGINAL

Tenant: Accretive Care, LLC
Suite No.: 250

LEASE

THIS LEASE (“Lease”) is entered into as of the 22nd day of February, 2007, between BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Landlord”), and ACCRETIVE CARE, LLC, a Delaware limited liability company, with its principal place of business at 620 West Germantown Pike, Suite 250, Plymouth Meeting, Pennsylvania (“Tenant”).

In consideration of the mutual covenants stated below, and intending to be legally bound, the parties covenant and agree as follows:

1.                              PREMISES.

(a)                                 Landlord leases to Tenant and Tenant leases from Landlord Suite No. 250, which the parties stipulate and agree is 2,150 rentable square feet shown on the Space Plan attached hereto as Exhibit “A” (the “Premises”), located at 620 West Germantown Pike, Plymouth Meeting, Plymouth Township, Pennsylvania (the “Building”). The Premises are delivered “As Is”.

(b)                                 Tenant understands and acknowledges that any work Tenant performs in the Premises will be subject to Tenant’s compliance with the Tele/Data Requirements as set forth in Exhibit “B” attached hereto and made a part hereof and that Tenant’s compliance with same is a prerequisite to Landlord’s willingness to enter into this Lease. Tenant covenants that it will comply in good faith with the terms of Exhibit “B”.

2.                                      TERM. The term of this Lease shall commence on the later of (i) the date Landlord has procured a temporary or permanent certificate of occupancy permitting the occupancy of the Premises, or (ii) March 1, 2007 (the “Commencement Date”). The Term shall be for a period of twelve (12) months (the “Term”) ending on the last day of the twelfth full calendar month. The Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term (“COLT”) in the form attached hereto as Exhibit “C”. If Tenant fails to execute or object to the COLT within ten (10) business days of its delivery, Landlord’s determination of such dates shall be deemed accepted by Tenant.

3                                         FIXED RENT; SECURITY DEPOSIT.

(a)                                 Commencing on the Commencement Date and on the first (1st) day of each month thereafter during the Term, Tenant shall pay to Landlord without notice or demand, and without set-off, deduction or counterclaim the monthly installment of annual Fixed Rent as set forth below by (i) check sent to Landlord, P.O. Box 8538-363, Philadelphia, PA 19171 or (ii) wire transfer of immediately available funds to the account at Wachovia Bank, Salem NJ account no. 2030000359075 ABA #031201467; such transfer to be confirmed by Landlord’s accounting department upon written request by Tenant. All payments must include the following information: Building #582 and Lease #      . The Lease # will be provided to Tenant in the COLT. Fixed Rent and all other sums due from Tenant under this Lease shall collectively be defined as “Rent”.

PORTION			MONTHLY	ANNUAL
OF TERM	PER R.S.F.		INSTALLMENTS	FIXED RENT

March 1, 2007 – February 29, 2008	$0.00	*	$0.00	$0.00

* plus any charges set forth in Articles 4 and 5 below

(b)                                 If any amount due from Tenant is not paid to Landlord when due, Tenant shall also pay as Additional Rent (as defined in Article 4 hereof) a late fee of ten (10%) percent of the total payment then due. The late fee shall accrue on the initial date of a payment’s due date, irrespective of any grace period granted hereunder.

(c)                                  Tenant shall be required to pay, upon execution of this Lease, a security deposit of $1,500.00 under this Lease (the “Security Deposit”), as security for the prompt and complete performance by Tenant of every provision of this Lease. No interest shall be paid to Tenant on the Security Deposit. If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of (i) any rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord in accordance with the provisions of this Lease, and/or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant’s default. The use of the Security Deposit by Landlord shall not prevent Landlord from exercising any other remedy provided by this Lease or by law and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Security Deposit is used, applied or retained by Landlord, Tenant agrees, within five (5) days after the written demand therefor is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Security Deposit to its original amount. In addition to the foregoing, if Tenant defaults (irrespective of the fact that Tenant cured such default) more than once in its performance of a monetary obligation and such monetary defaults aggregate in excess of $3,000.00 under this Lease, Landlord may require Tenant to increase the Security Deposit to the greater of twice the (i) Fixed Rent then paid monthly, or (ii) the initial amount of the Security Deposit. If Tenant shall fully comply with all of the provisions of this Lease, the Security Deposit, or any balance thereof, shall be returned to Tenant within a reasonable time after the later of expiration of the Term or Tenant’s surrender of the Premises as required hereunder. Upon the return of the Security Deposit to the original Tenant hereunder, or the remaining balance thereof, Landlord shall be completely relieved of liability with respect to the Security Deposit. In the event of a transfer of the Building, Landlord shall have the right to transfer the Security Deposit and Landlord shall thereupon be released by Tenant from all liability for the return of such Security Deposit. Upon the assumption of such Security Deposit by the transferee, Tenant agrees to look solely to the new landlord for the return of said Security Deposit.

4.                                      ADDITIONAL RENT.

(a)                                 Commencing on the Commencement Date, and in each calendar year thereafter during the Term, Tenant shall pay in advance on a monthly basis to Landlord, Tenant’s Share of the “Recognized Expenses”, without deduction, counterclaim or setoff. Tenant’s Share is 2.38%, which Share may increase or decrease as the rentable square footage of the Building increases or decreases. Recognized Expenses are (i) all reasonable operating costs and expenses related to the maintenance, operation and repair of the Building incurred by Landlord, including but not limited to management fee not to exceed five (5%) percent of Rent; common area electric; and capital expenditures and capital repairs and replacements shall be included as operating expenses solely to the extent of the amortized costs of same over the useful life of the improvement in accordance with generally accepted accounting principles such useful life not to exceed five (5) years; (ii) all insurance premiums payable by Landlord for insurance with respect to the Building and (iii) Taxes payable on the Building. “Taxes” shall be defined as all taxes, assessments and other governmental charges, including special assessments for public improvements or traffic districts which are levied or assessed against the Building during the Term or, if levied or assessed prior to the Term, which properly are allocable to the Term, and real estate tax appeal expenditures incurred by Landlord to the extent of any reduction resulting thereby. Nothing herein contained shall be construed to include as Taxes: (A) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord or (B) any transfer tax or recording charge resulting from a transfer of the Building; provided, however, that if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof, or (iii) a tax or license fee imposed upon Premises or any portion thereof, then the same shall be included in the computation of Taxes hereunder.

(b)                                 Each of the Recognized Expenses shall for all purposes be treated and considered as Additional Rent. Tenant shall pay, in monthly installments in advance, on account of Tenant’s Share of Recognized Expenses, the estimated amount of the increase of such

Recognized Expenses for such year as determined by Landlord in its reasonable discretion. Prior to the end of the calendar year in which the Lease commences and thereafter for each successive calendar year (each, a “Lease Year”), or part thereof, Landlord shall send to Tenant a statement of projected increases in Recognized Expenses and shall indicate what Tenant’s Share of Recognized Expenses shall be. As soon as administratively available, Landlord shall send to Tenant a statement of actual costs for Recognized Expenses for the prior Lease Year showing the Share due from Tenant. In the event the amount prepaid by Tenant exceeds the amount that was actually due then Landlord shall issue a credit to Tenant in an amount equal to the over charge, which credit Tenant may apply to future payments on account of Recognized Expenses until Tenant has been fully credited with the over charge. If the credit due to Tenant is more than the aggregate total of future rental payments, Landlord shall pay to Tenant the difference between the credit in such aggregate total. In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within thirty (30) days of receipt.

(c)                                  In calculating the Recognized Expenses as hereinbefore described, if for thirty (30) or more days during the preceding Lease Year less than ninety-five (95%) percent of the rentable area of the Building shall have been occupied by tenants, then the Recognized Expenses attributable to the Building shall be deemed for such Lease Year to be amounts equal to the Recognized Expenses which would normally be expected to be incurred had such occupancy of the Building been at least ninety-five (95%) percent throughout such year, as reasonably determined by Landlord (i.e., taking into account that certain expenses depend on occupancy (e.g., janitorial) and certain expenses do not (e.g., landscaping)). Furthermore, if Landlord shall not furnish any item or items of Recognized Expenses to any portions of the Building because such portions are not occupied or because such item is not required by the tenant of such portion of the Building, for the purposes of computing Recognized Expenses, an equitable adjustment shall be made so that the item of Recognized Expense in question shall be shared only by tenants actually receiving the benefits thereof.

5.                                      ELECTRICITY/UTILITY CHARGES. Landlord shall not be liable for any interruption of any utility service for any reason unless caused by the gross negligence or willful misconduct of Landlord. Tenant shall pay to Landlord, as Additional Rent, within fifteen (15) business days after receipt of Landlord’s billing statement therefor, all charges incurred by Landlord for electricity, such charges to be based upon Tenant’s Share of the Building. Landlord shall (i) provide the Premises with electricity for lighting and usual office equipment, and (ii) during the hours of 8:00 A.M. to 6:00 P.M. on weekdays (“Working Hours”), excluding legal holidays, furnish the Premises with heat and air-conditioning in the respective seasons. At any hours other than Working Hours, such HVAC services will be provided at Tenant’s expense at $65.00 per hour. Notwithstanding anything herein to the contrary, if Landlord reasonably determines that Tenant’s use of electricity is excessive, Tenant agrees to pay for the installation of a separate electric meter to measure electrical usage in excess of normal office use and to pay Landlord for all such excess electricity registered in such submeter.

6.                                      SIGNS; USE OF PREMISES AND COMMON AREAS. Landlord shall provide the original Tenant hereinabove named with standard identification signage on all Building directories and at the entrance to the Premises. No other signs shall be placed, erected or maintained by Tenant at any place upon the Premises or Building. Tenant’s use of the Premises shall be limited to general office use and storage incidental thereto (“Permitted Use”). The Permitted Use shall be subject to all applicable laws and governmental rules and regulations and to all reasonable requirements of the insurers of the Building. Tenant shall not install in or for the Premises any equipment which requires more electric current than is standard. Tenant shall have the right, non-exclusive and in common with others, to use (i) the exterior paved driveways and walkways of the Building for vehicular and pedestrian access to the Building, (ii) the internal common area, including elevators and (iii) the designated parking areas of the Building for the parking of automobiles of Tenant and its employees and business visitors; provided Landlord shall have the right in its sole discretion and from time to time, to construct, maintain, operate, repair, close, limit, take out of service, alter, change and modify all or any part of the common areas of the Building, including without limitation, reasonably restrict or limit Tenant’s utilization of the parking areas in the event the same become overburdened and in such case to equitably allocate on proportionate basis or assign parking spaces among Tenant and the other tenants of the Building.

7.                                      ENVIRONMENTAL MATTERS. Tenant shall not generate, manufacture, refine, transport, treat, store, handle, dispose, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises or Building any hazardous substance or hazardous waste in violation of applicable law.

8.                                      TENANT’S ALTERATIONS. Tenant will not cut or drill into or secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively, “Alterations”) of any kind to any part of the Premises without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld. Notwithstanding anything in this Lease to the contrary, all furniture, movable trade fixtures and equipment (including telephone, security and communication equipment system wiring and cabling) installed by or for Tenant, its assignees or sublessees shall be removed by Tenant at the termination of this Lease.

9.                                      ASSIGNMENT AND SUBLETTING. Tenant shall not, without the prior written consent of Landlord, assign this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void. If at any time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord of such desire, including the name, address and contact party for the proposed assignee or subtenant, the effective date of the proposed assignment or sublease (including the proposed occupancy date by the proposed assignee or sublessee), and in the instance of a proposed sublease, the square footage to be subleased, a floor plan professionally drawn to scale depicting the proposed sublease area, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof). Landlord may elect, at its option, exercisable by notice given to Tenant within forty-five (45) days next following Landlord’s receipt of Tenant’s notice, to recapture the Premises. Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder for the remainder of the then current Lease Term. Landlord shall be entitled to a $250 fee for consenting to any sublet or assignment.

10.                               LANDLORD’S RIGHT OF ENTRY. Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice (or any time without notice in the case of an emergency). Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, that in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant’s use of the Premises.

11.                               REPAIRS AND MAINTENANCE. Tenant, at its sole cost and expense, shall keep and maintain the Premises in good order and condition, free of rubbish, and shall promptly make all non-structural repairs necessary to keep and maintain such good order and condition. Tenant shall have the option of replacing lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself or it shall have the ability to advise Landlord of Tenant’s desire to have Landlord make such repairs. If requested by Tenant, Landlord shall make such repairs to the Premises within a reasonable time of notice to Landlord and shall charge Tenant for such services at Landlord’s standard rate (such rate to be competitive with the market rate for such services). When used in this Article 11, the term “repairs” shall include replacements and renewals when necessary. All repairs made by Tenant or Landlord shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises. Landlord shall provide the janitorial services for the Premises set forth on Exhibit “D”.

12.                               INSURANCE; SUBROGATION RIGHTS. Tenant shall obtain and keep in force at all times during the Term hereof, at its own expense, commercial general liability insurance including contractual liability and personal injury liability and all similar coverage, with combined single limits of $2,000,000.00 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property, or in such other amounts as Landlord may from time to time require. Tenant shall also require its movers to procure and deliver to Landlord a certificate of insurance naming Landlord as an additional insured. Tenant shall, at its sole cost and expense, maintain in full force and effect on all Tenant’s trade fixtures, equipment and personal property on the Premises, a policy of “special form” property insurance covering the full replacement value of such property. All liability insurance required hereunder shall not be subject to cancellation without at least thirty (30) days prior notice to all insureds, and shall name Tenant as insured and Landlord and Brandywine Realty Trust as additional insureds, and, if requested by Landlord, shall also name as an additional insured any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Premises. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates which evidence that the coverages required have been obtained for the policy periods. Tenant shall also furnish to Landlord throughout the Term replacement certificates at least thirty (30) days prior to the expiration dates of the then current policy or policies. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the Commonwealth of Pennsylvania with a financial rating of at least an A-X as rated in the most recent edition of Best’s Insurance Reports and in business for the past five years. The limit of any such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to maintain such insurance, Landlord may, but is not required to, procure and maintain the same, at Tenant’s expense to be reimbursed by Tenant as Additional Rent within ten (10) days of written demand. Any deductible under such insurance policy in excess of Twenty Five Thousand Dollars ($25,000) must be approved by Landlord in writing prior to issuance of such policy. Tenant shall not self-insure without Landlord’s prior written consent. Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and Brandywine Realty Trust and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder. Each party agrees that it will use its best efforts to cause its insurance carrier to endorse all applicable policies waiving the carrier’s right of recovery under subrogation or otherwise against the other party.

13.                               INDEMNIFICATION. Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all reasonable attorney’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from any activity, work or things done, permitted or suffered by Tenant or its agents, licensees or invitees in or about the Premises or Building contrary to the requirements of this Lease, and any negligence or willful act of Tenant or any of Tenant’s agents, contractors, employees or invitees. Without limiting the generality of the foregoing, Tenant’s obligations shall include any case in which Landlord or Brandywine Realty Trust shall be made a party to any litigation commenced by or against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, in which case Tenant shall defend, indemnify and hold harmless Landlord and Brandywine Realty Trust and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord and Brandywine Realty Trust in connection with such litigation, after notice to Tenant and Tenant’s refusal to defend such litigation, and upon notice from Landlord shall defend the same at Tenant’s expense by counsel satisfactory to Landlord.

14.                               FIRE DAMAGE. If (i) the casualty damage is of a nature or extent that, in Landlord’s reasonable judgment, the repair and restoration work would require more than two hundred ten (210) consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime), or (ii) more than thirty (30%) percent of the total area of the Building is extensively damaged, or (iii) the casualty occurs in the last Lease Year of the Term and Tenant has not exercised a renewal right or (iv) insurance proceeds are unavailable or insufficient, either party shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other within thirty (30) days of the date of casualty. Such notice is to specify a termination date no less than fifteen (15) days after its transmission. In the event of damage or destruction to the Premises or any part thereof as set forth in subsections (i), (ii) or (iii) above and neither party has terminated this Lease, Tenant’s obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated for such time as the Premises is not capable of being used by Tenant for its Permitted Use.

15.                               SUBORDINATION; RIGHTS OF MORTGAGEE. This Lease shall be subordinate at all times to the lien of any mortgages now or hereafter placed upon the Premises and/or Building and land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. Tenant further agrees to execute and deliver within ten (10) days of demand such further instrument evidencing such subordination and attornment as shall be reasonably required by any mortgagee. If Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant shall give to the holder of any mortgage (the “Mortgagee”) now or hereafter placed upon the Premises and/or Building, notice by overnight mail of any such default which Tenant shall have served upon Landlord, Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee. If Landlord shall fail to cure such default, the Mortgagee shall have forty-five (45) additional days within which to cure such default.

16.                               CONDEMNATION. If in Landlord’s reasonable judgment a taking renders the Building unsuitable, this Lease shall, at either party’s option, terminate as of the date title to the condemned real estate vests in the condemnor, and the Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all Rent prepaid for the period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder. If this Lease is not terminated after any such taking or condemnation, the Fixed Rent and the Additional Rent shall be equitably reduced in proportion to the area of the Premises which has been taken for the balance of the Term. Tenant shall have the right to make a claim against the condemnor for moving expenses and business dislocation damages to the extent that such claim does not reduce the sums otherwise payable by the condemnor to Landlord.

17.                               ESTOPPEL CERTIFICATE. Each party agrees at any time and from time to time, within ten (10) days after the other party’s written request, to execute and deliver to the other party a written instrument in recordable form certifying all information reasonably requested.

18.                               DEFAULT. If: Tenant fails to pay any installment of Rent when due; provided, however, Landlord shall provide written notice of the failure to pay such Rent and Tenant shall have a three (3) business day grace period from its receipt of such Landlord’s notice within which to pay such Rent without creating a default hereunder. The late fee set forth in Article 3 hereof shall be due in accordance with the terms and conditions of Article 3 irrespective of the foregoing notice and grace period; Tenant “vacates” the Premises for more than thirty days (other than in the case of a permitted subletting or assignment) or permits the same to be unoccupied for more than thirty days; Tenant fails to bond over a construction or mechanics lien within ten (10) days of demand; Tenant fails to observe or perform any of Tenant’s other non-monetary agreements or obligations herein contained within ten (10) days after written notice specifying the default, or the expiration of such additional time period as is reasonably necessary to cure such default, provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such default; then, in any such event, an “Event of Default” shall be deemed to exist and Tenant shall be in default hereunder.

If an Event of Default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, including the right to terminate the Lease, the rights and remedies set forth herein, which may be exercised upon or at any time following the occurrence of an Event of Default: 1. Acceleration of Rent. By notice to Tenant, Landlord shall have the right to accelerate all Rent and all expense due hereunder and otherwise payable in installments over the remainder of the Term; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant, such amount collected from Tenant shall be discounted to present value using an interest rate of six percent (6%) per annum. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease. 2. Landlord’s Damages. The damages which Landlord shall be entitled to recover from Tenant shall be the sum of: (i) all Fixed Rent and Additional Rent accrued and unpaid as of the termination date; and (ii)(a) all reasonable costs and expenses incurred by Landlord in recovering possession of the Premises, including legal fees, and removal and storage of Tenant’s property, (ii)(b) the reasonable costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, and (ii)(c) the costs of reletting commissions; and (iii) all Fixed Rent and Additional Rent otherwise payable by Tenant over the remainder of the Term as reduced to present value and all consequential damages relating to Tenant’s breach of this Lease. Less deducting from the total determined under subsections (i),

(ii) and (iii) above, all Rent which Landlord receives from other tenant(s) by reason of the leasing of the Premises during any period falling within the otherwise remainder of the Term. 3. Landlord’s Right to Cure. Without limiting the generality of the foregoing, if Tenant shall fail to perform any of its obligations hereunder, Landlord may, in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys’ fees and other legal expenses, together with interest at a rate of twelve (12%) percent (“Default Rate”) from the dates of Landlord’s incurring of costs or expenses. 4. Interest on Damage Amounts. Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest at the Default Rate. 5. No Waiver by Landlord. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord’s undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord’s rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord’s right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord’s rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach.

In addition to, and not in lieu of any of the foregoing rights granted to Landlord: TENANT HEREBY EMPOWERS ANY PROTHONOTARY, CLERK OF COURT OR ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT FOR ANY RENT, OR ANY CHARGES HEREBY RESERVED OR DESIGNATED AS RENT OR ANY OTHER SUM PAYABLE BY TENANT TO LANDLORD UNDER OR BY REASON OF THIS LEASE, INCLUDING, WITHOUT LIMITATION, ANY SUM PAYABLE HEREUNDER, AND TO SIGN FOR TENANT AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION OR ACTIONS FOR THE RECOVERY OF SAID RENT, CHARGES AND OTHER SUMS, AND IN SAID SUIT OR IN SAID ACTION OR ACTIONS TO CONFESS JUDGMENT AGAINST TENANT FOR ALL OR ANY PART OF THE RENT SPECIFIED IN THIS LEASE AND THEN UNPAID INCLUDING, AT LANDLORD’S OPTION, THE RENT FOR THE ENTIRE UNEXPIRED BALANCE OF THE TERM OF THIS LEASE, AND ALL OR ANY PART OF ANY OTHER OF SAID CHARGES OR SUMS, AND FOR INTEREST AND COSTS TOGETHER WITH REASONABLE ATTORNEY’S FEES OF 5%. SUCH AUTHORITY SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF, BUT JUDGMENT MAY BE CONFESSED AS AFORESAID FROM TIME TO TIME AS OFTEN AS ANY OF SAID RENT OR SUCH OTHER SUMS, CHARGES, PAYMENTS, COSTS AND EXPENSES SHALL FALL DUE OR BE IN ARREARS, AND SUCH POWERS MAY BE EXERCISED AS WELL AFTER THE EXPIRATION OF THE TERM OR DURING ANY EXTENSION OR RENEWAL OF THIS LEASE.

WHEN THIS LEASE OR TENANT’S RIGHT OF POSSESSION SHALL BE TERMINATED BY COVENANT OR CONDITION BROKEN, OR FOR ANY OTHER REASON, EITHER DURING THE TERM OF THIS LEASE OR ANY RENEWAL OR EXTENSION THEREOF, AND ALSO WHEN AND AS SOON AS THE TERM HEREBY CREATED OR ANY EXTENSION THEREOF SHALL HAVE EXPIRED, IT SHALL BE LAWFUL FOR ANY ATTORNEY AS ATTORNEY FOR TENANT TO FILE AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN ACTION TO CONFESS JUDGMENT IN EJECTMENT AGAINST TENANT AND ALL PERSONS CLAIMING UNDER TENANT, WHEREUPON, IF LANDLORD SO DESIRES, A WRIT OF EXECUTION OR OF POSSESSION MAY ISSUE FORTHWITH, WITHOUT ANY PRIOR WRIT OF PROCEEDINGS, WHATSOEVER, AND PROVIDED THAT IF FOR ANY REASON AFTER SUCH ACTION SHALL HAVE BEEN COMMENCED THE SAME SHALL BE DETERMINED AND THE POSSESSION OF THE PREMISES HEREBY DEMISED REMAIN IN OR BE RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT OR DEFAULTS, OR UPON THE TERMINATION OF THIS LEASE AS HEREINBEFORE SET FORTH, TO BRING ONE OR

MORE ACTION OR ACTIONS AS HEREINBEFORE SET FORTH TO RECOVER POSSESSION OF THE SAID PREMISES.

In any action to confess judgment in ejectment or for rent in arrears, Landlord shall first cause to be filed in such action an affidavit made by it or someone acting for it setting forth the facts necessary to authorize the entry of judgment, of which facts such affidavit shall be conclusive evidence, and if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, custom or practice to the contrary notwithstanding.

[ILLEGIBLE] (INITIAL). TENANT WAIVER. TENANT SPECIFICALLY ACKNOWLEDGES THAT TENANT HAS VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVED CERTAIN DUE PROCESS RIGHTS TO A PREJUDGMENT HEARING BY AGREEING TO THE TERMS OF THE FOREGOING PARAGRAPHS REGARDING CONFESSION OF JUDGMENT. TENANT FURTHER SPECIFICALLY AGREES THAT IN THE EVENT OF DEFAULT, LANDLORD MAY PURSUE MULTIPLE REMEDIES INCLUDING OBTAINING POSSESSION PURSUANT TO A JUDGMENT BY CONFESSION AND ALSO OBTAINING A MONEY JUDGMENT FOR PAST DUE AND ACCELERATED AMOUNTS AND EXECUTING UPON SUCH JUDGMENT. IN SUCH EVENT AND SUBJECT TO THE TERMS SET FORTH HEREIN, LANDLORD SHALL PROVIDE FULL CREDIT TO TENANT FOR ANY MONTHLY CONSIDERATION WHICH LANDLORD RECEIVES FOR THE LEASED PREMISES IN MITIGATION OF ANY OBLIGATION OF TENANT TO LANDLORD FOR THAT MONEY. FURTHERMORE, TENANT SPECIFICALLY WAIVES ANY CLAIM AGAINST LANDLORD AND LANDLORD’S COUNSEL FOR VIOLATION OF TENANT’S CONSTITUTIONAL RIGHTS IN THE EVENT THAT JUDGMENT IS CONFESSED PURSUANT TO THIS LEASE.

19.                               SURRENDER. Tenant shall, at the expiration of the Term, promptly quit and surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease. Tenant shall have no right to hold over beyond the expiration of the Term and in the event Tenant fails to deliver possession of the Premises as herein provided, Tenant’s occupancy shall not be construed to effect or constitute anything other than a tenancy at sufferance. During any period of occupancy beyond the expiration of the Term the amount of rent owed to Landlord by Tenant shall automatically extend, at Landlord’s option, for an additional month and so on from month to month at two hundred percent (200%) of the Rent as calculated under the provisions of the Lease for the last Lease Year of the Term. The acceptance of rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including attorney’s fees, incurred by Landlord as a result of such holdover.

20.                               RULES AND REGULATIONS. At all times during the Term, Tenant, its employees, agents, invitees and licenses shall comply with all rules and regulations specified on Exhibit “E” attached hereto and made a part hereof, together with all reasonable rules and regulations as Landlord may from time to time promulgate provided they do not materially increase the financial burdens of Tenant or take away any rights specifically provided to Tenant in this Lease. In the event of an inconsistency between the rules and regulations and this Lease, the provisions of this Lease shall control.

21.                               GOVERNMENTAL REGULATIONS. Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant’s business or profession therein, at all times comply with all applicable laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments. Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of 1990, 42 U.S.C. §12181 et seq. and its regulations, (collectively, the “ADA”) (i) as to the design and construction of exterior and interior common areas (e.g. sidewalks and parking areas) and (ii) with respect to the initial design and construction by Landlord. Except as set forth above in the initial sentence hereto, Tenant shall be responsible for compliance with the ADA in all other respects concerning the use and occupancy of the Premises, which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA, (ii)

compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time following completion of the Landlord’s Work.

22.                               NOTICES. Wherever a notice is required, notice shall be deemed to have been duly given if in writing and either: (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service; (iii) forwarded by Registered or Certified mail, return receipt requested, postage prepaid; (iv) facsimile with a copy mailed by first class U.S. mail or (v) e-mailed with evidence of receipt and delivery of a copy of the notice by first class mail; in all such cases addressed to the parties at the following addresses:

Tenant:	[TENANT TO ADVISE]

Attn:
Fax No:
E-Mail:

Landlord:	Brandywine Operating Partnership, L.P.	Brandywine Realty Trust
	555 East Lancaster Avenue, Suite 100	555 East Lancaster Avenue, Suite 100
	Radnor, PA 19087	Radnor, PA 19087
	Attn: Philip M. Schenkel	Attn: Brad A. Molotsky, General Counsel
	Fax No.: 610-325-5622	Fax No.: 610-832-4928
	E-Mail: phil.schenkel@bdnreit.com	E-Mail: brad.molotsky@bdnreit.com

Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused.

23.                               BROKERS. Landlord and Tenant each represents and warrants to the other that such party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than Tornetta Realty. Each party shall indemnify and hold the other harmless from and against all liability, cost and expense, including attorney’s fees and court costs, arising out of any misrepresentation or breach of warranty under this Article.

24.                               LANDLORD’S LIABILITY. Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing, shall look solely to Landlord’s successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of Landlord in the Building for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any section of this Lease by Landlord. In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, partner, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities.

25.                               RELOCATION. Landlord, at its sole expense, on at least sixty (60) days’ prior written notice to Tenant, may require Tenant to move from the Premises to another suite of substantially comparable size and decor in the Building. In the event of any such relocation, Landlord shall pay all the expenses of preparing and decorating the new premises so that they will be substantially similar to the Premises and shall also pay the expenses of moving Tenant’s furniture and equipment to the new premises.

26.                               MISCELLANEOUS PROVISIONS. (a) Successors. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successors or assigns of Tenant unless Landlord’s written consent for the transfer to such successor and/or assignee has first been obtained as provided in Article 9 hereof; (b) Governing Law. This Lease shall be construed, governed and enforced in accordance with the laws of the

Commonwealth of Pennsylvania, without regard to principles relating to conflicts of law; (c) Entire Agreement. This Lease, including the Exhibits and any Riders hereto, supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, with the due exercise of an option (if any) contained herein pursuant to a written agreement signed by both Landlord and Tenant specifically extending the term. No negotiations, correspondence by Landlord or offers to extend the term shall be deemed an extension of the termination date for any period whatsoever; (d) Time of the Essence. TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT; (e) Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity; (f) Guaranty. In order to induce Landlord to execute this Lease, Tenant agrees that Landlord may, at its option, at the time of the execution of this Lease or at any time during the Term, require a guaranty of the obligations of the Tenant hereunder by a person, firm, corporation, or other entity other than Tenant but with a business interest in Tenant, acceptable to Landlord, which guaranty shall be in a form satisfactory to Landlord; (g) Force Majeure. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord’s reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise; (h) Financial Statements. Tenant shall furnish to Landlord, Landlord’s Mortgagee, prospective Mortgage or purchaser reasonably requested financial information; (i) Authority. Tenant represents and warrants that (1) Tenant is duly organized, validly existing and legally authorized to do business in the Commonwealth of Pennsylvania, and (2) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant; (j) Attorneys’ Fees. In connection with any litigation arising out of this Lease, the prevailing party, Landlord or Tenant, shall be entitled to recover all costs incurred, including reasonable attorneys’ fees.

27.                               CONSENT TO JURISDICTION. Tenant hereby consents to the exclusive jurisdiction of the state courts located in Montgomery and Delaware Counties and to the federal courts located in the Eastern District of Pennsylvania.

28.                               OFAC/PATRIOT ACT COMPLIANCE. Tenant represents, warrants and covenants that Tenant is not (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (“Order”) and all applicable provisions of Title III of the USA Patriot Act (Public Law No. 107-56 (October 26, 2001)); (ii) listed on the Denied Persons List and Entity List maintained by the United States Department of Commerce; (iii) listed on the List of Terrorists and List of Disbarred Parties maintained by the United States Department of State; (iv) listed on any list or qualification of “Designated Nationals” as defined in the Cuban Assets Control Regulations 31 C.F.R. Part 515; (v) listed on any other publicly available list of terrorists, terrorist organizations or narcotics traffickers maintained by the United States Department of State, the United States Department of Commerce or any other governmental authority or pursuant to the Order, the rules and regulations of OFAC (including without limitation the Trading with the Enemy Act, 50 U.S.C.

App. 1-44; the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06; the unrepealed provision of the Iraq Sanctions Act, Publ.L. No. 101-513; the United Nations Participation Act, 22 U.S.C. § 2349 as-9; The Cuban Democracy Act, 22 U.S.C. §§ 6001-10; The Cuban Liberty and Democratic Solidarity Act, 18 U.S.C. §§ 2332d and 233; and The Foreign Narcotic Kingpin Designation Act, Publ. L. No. 106-120 and 107-108, all as may be amended from time to time); or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the “Orders”); (vi) engaged in activities prohibited in the Orders; or (vii) (and has not been) convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes or in connection with the Bank Secrecy Act (31 U.S.C. §§ 5311 et. seq.). Tenant further represents, warrants and covenants that Tenant shall conduct its business operations in compliance with the foregoing laws, rules, orders and regulations. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities, and expenses (including attorney’s fees and costs) arising from or related to any breach of the foregoing representations, warranties and covenants. The breach of either of the above representations, warranties and covenants by Tenant shall be an Event of Default under this Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Lease, under Seal, the day and year first above written.

WITNESS:	LANDLORD:

BRANDYWINE OPERATING PARTNERSHIP, L.P.

	By:	Brandywine Realty Trust,
its general partner

/s/ Daniel Palazzo	By:	/s/ Philip M. Schenkel
	Name:	Philip M. Schenkel
	Title:	Regional Vice President

ATTEST:	TENANT:

ACCRETIVE CARE, LLC

	By:	/s/ Thomas K. Spann
Name:	Name:	Thomas K. Spann
Title: Secretary	Title:	CEO

IF THIS LEASE IS NOT SIGNED BY TENANT BY FEBRUARY 23, 2007, IT WILL AUTOMATICALLY BECOME NULL AND VOID.

EXHIBIT "A"

SPACE PLAN

VACANT
SUITE 250
OPEN ABOVE
AND BELOW
37'-7"
1'-3"
NOTE: THE DIMENSIONS PROVIDED SHOULD BE FIELD
VERIFYED PRIOR TO CONSTRUCTION.
45'-0"
30'-0"
32'-7"
TELE
28'-3"

I:\DRAWINGS\Brandywine realty trust\Plymouth Mtg Exec Campus\Bldg 620\620-2ndFloor.suite250email.dwg, 9/1/2005 5:28:06 PM, kmm

EXHIBIT “B”

TENANT’S TELE/DATA REQUIREMENTS

Tenant’s requirements for installing voice and data cabling in commercial offices in Plymouth Township are outlined in detail by the Code Enforcement Office for Plymouth Township. This information is available on-line at www.plymouthtownship.org or by calling the Plymouth Township Code Enforcement Office at 610-277-4104.

Tenant shall provide Landlord with its signed and sealed Tele/Data drawings and a copy of its contract with the Tele/Data vendor retained by Tenant no later than two (2) weeks after signing the Lease or sooner if necessitated by the time restraints of the construction to the Premises.

EXHIBIT “C”

Tenant: Accretive Care, LLC
Premises: 620 W. Germantown Pike
Square Footage: 2,150
Suite Number: 250

CONFIRMATION OF LEASE TERM

THIS MEMORANDUM is made as of the   day of   , 2007, between BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, with an office at 555 Lancaster Avenue, Suite 100, Radnor, PA 19087 (“Landlord”), and ACCRETIVE CARE, LLC, a Delaware limited liability company, with its principal place of business at 620 West Germantown Pike, Plymouth Meeting, Plymouth Township, Pennsylvania (“Tenant”), who entered into a lease dated for reference purposes as of   , 2007, covering certain premises located at   . All capitalized terms, if not defined herein, shall be defined as they are defined in the Lease.

1.                                      The Parties to this Memorandum hereby agree that the date of                        , 200  , is the Commencement Date of the Term, that the date                          , 200  , is the Rent Commencement Date and the date                          , 20    , is the expiration date of the Lease.

Basic Rent schedule is as follows:

PORTION			MONTHLY	ANNUAL
OF TERM	PER R.S.F.		INSTALLMENTS	FIXED RENT

March 1, 2007 – February 29, 2008	$0.00	*	$0.00	$0.00

+ plus any charges set forth in Article 5.

* plus any charges set forth in Articles 4 and 5.

2.                                      Tenant hereby confirms the following:

(a)                                 That it has accepted possession of the Premises pursuant to the terms of the Lease;

(b)                                 That the improvements, including the Landlord Work, required to be furnished according to the Lease by Landlord have been Substantially Completed;

(c)                                  That Landlord has fulfilled all of its duties of an inducement nature or are otherwise set forth in the Lease;

(d)                                 That there are no offsets or credits against rentals, and the $ 1,500.00 Security Deposit has been paid/posted as provided in the Lease;

(e)                                  That there is no default by Landlord or Tenant under the Lease and the Lease is in full force and effect.

3.                                      Landlord hereby confirms to Tenant that its Building Number is              and its Lease Number is              . This information must accompany each Rent check or wire payment.

4. Tenant’s Notice Address is:	Tenant’s Billing Address is:

[TENANT TO ADVISE]	[TENANT TO ADVISE]

Attn:	Attn:
Phone No.:	Phone No.:
Fax No.:	Fax No.:
E-mail:	E-mail:

5.                                      This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

WITNESS:	LANDLORD:

BRANDYWINE OPERATING PARTNERSHIP, L.P.

	By:	Brandywine Realty Trust,
its general partner

By:

WITNESS:	TENANT:

ACCRETIVE CARE, LLC

By:

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EXHIBIT “D”

CLEANING SPECIFICATIONS

OFFICE CLEANING SPECIFICATIONS

DAILY

Empty Trash and Recycle

Remove Spots/Spills from Carpet

Remove Visible Debris/Litter from Carpet

Spot Clean Desks and Tables

Straighten Chair — Furniture

Turn Off Lights

WEEKLY

Dust Desks and Computer Monitors

Vacuum Carpet

Clean Wastebaskets

Clean Light Fixtures and Vents

Clean Telephones

Clean Walls, Switch Plates and Baseboards

Dust File Cabinets, Partitions and Bookshelves

Clean Chairs

Clean Doors

Clean Tables

Dust Pictures and Surfaces Over 5’

Dust Window Sills, Ledges and Radiators

Spot Clean Side Light Glass

RESTROOM CLEANING SPECIFICATIONS

DAILY

Sinks

Floors

Counters

Trash Receptacle

Toilet/Urinals

Dispensers

Door

Spot Clean Walls

Spot Clean Partitions

WEEKLY

Dust Lights

Dust Surfaces Over 5’

Ceiling Vents

Clean Walls

Clean Partitions

FLOOR CARE SPECIFICATIONS

DAILY

Spot Clean Carpet

WEEKLY

Burnish Polished Surfaces

MONTHLY

Machine Scrub Restroom Floors

Scrub and Recoat Copy Room Floors

Scrub and Recoat Kitchenette Floors

ONCE EVERY FOUR MONTHS

Shampoo Conference Room Carpets

YEARLY

Strip and Refinish all vinyl tile

THESE SPECIFICATIONS ARE SUBJECT TO CHANGE WITHOUT NOTICE.

THE COST FOR ANY CLEANING OVER AND ABOVE THE STANDARD CLEANING

SPECIFICATIONS IS TO BE BORNE BY THE TENANT.

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EXHIBIT “E”

BUILDING RULES AND REGULATIONS

LAST REVISION: December 17, 2003

Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Building, the operations thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant shall be binding upon him, her or it in a like manner as if originally prescribed.

1.                                      Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby and any other part of the Building shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from each tenant’s premises. Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems appropriate.

2                                         No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. All drapes, or window blinds, must be of a quality, type and design, color and attached in a manner approved by Landlord.

3.                                      No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without prior written consent of Landlord.

4.                                      Restrooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no debris, rubbish, rags or other substances shall be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the tenant who, or whose employees, agents, visitors, clients, or licensees shall have caused same.

5.                                      No tenant, without the prior consent of Landlord, shall mark, paint, drill into, bore, cut or string wires or in any way deface any part of the Premises or the Building of which they form a part except for the reasonable hanging of decorative or instructional materials on the walls of the Premises.

6.                                      Tenants shall not construct or maintain, use or operate in any part of the Building any electrical device, wiring or other apparatus in connection with a loud speaker system or other sound/communication system which may be heard outside the Premises. Any such communication system to be installed within the Premises shall require prior written approval of Landlord.

7.                                      No mopeds, skateboards, scooters or other vehicles and no animals, birds or other pets of any kind shall be brought into or kept in or about the Building other than a service animal performing a specified task.

8.                                      No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.

9.                                      No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods or property of any kind.

10.                               No tenant, or employees of tenant, shall make any unseemly or disturbing noises or disturb or interfere with the occupants of this or neighboring buildings or residences by voice, musical instrument, radio, talking machines, or in any way. All passage through the Building’s hallways, elevators, and main lobby shall be conducted in a quiet, business-like manner. Skateboarding, rollerblading and rollerskating shall not be permitted in the Building or in the common areas of the Building.

11.                               No tenant shall throw anything out of the doors, windows, or down corridors or stairs of the Building.

12.                               Tenant shall not place, install or operate on the Premises or in any part of the Building, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein (except for coffee machine, microwave oven, toasters and/or vending machine), or place or use in or about the Premises or Building any explosives, gasoline, kerosene oil, acids, caustics or any other flammable, explosive, or hazardous material without prior written consent of Landlord.

13.                               No smoking is permitted in the Building, including but not limited to the Premises, rest rooms, hallways, elevators, stairs, lobby, exit and entrances vestibules, sidewalks, parking lot area except for the designated exterior smoking area. All cigarette ashes and butts are to be deposited in the containers provided for same, and not disposed of on sidewalks, parking lot areas, or toilets within the Building rest rooms.

14.                               Tenants are not to install any additional locks or bolts of any kind upon any door or window of the Building without prior written consent of Landlord. Each tenant must, upon the termination of tenancy, return to the Landlord all keys for the Premises, either furnished to or otherwise procured by such tenant, and all security access cards to the Building.

15.                               All doors to hallways and corridors shall be kept closed during business hours except as they may be used for ingress or egress.

16.                               Tenant shall not use the name of the Building or Landlord in any way in connection with his business except as the address thereof. Landlord shall also have the right to prohibit any advertising by tenant, which, in its sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

17.                               Tenants must be responsible for all security access cards issued to them, and to secure the return of same from any employee terminating employment with them. Lost cards shall cost $35.00 per card to replace. No person/company other than Building tenants and/or their employees may have security access cards unless Landlord grants prior written approval.

18.                               All deliveries by vendors, couriers, clients, employees or visitors to the Building which involve the use of a hand cart, hand truck, or other heavy equipment or device must be made via the Freight Elevator, if such Freight Elevator exists in the Building. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for tenant to the Building. Tenant shall procure and deliver a certificate of insurance from tenant’s movers which certificate shall name Landlord as an additional insured.

19.                               Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material which violates any of these rules and regulations.

20.                               Tenant will refer all contractors, contractors’ representatives and installation technicians, rendering any service on or to the premises for tenant, to Landlord for Landlord’s approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Landlord reserves right to require that all agents of contractors/vendors sign in and out of the Building.

21.                               Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to Landlord’s management or security personnel.

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22.                               Landlord may require, at its sole option, all persons entering the Building after 6 PM or before 7 AM, Monday through Friday and at any time on Holidays, Saturdays and Sundays, to register at the time they enter and at the time they leave the Building.

23.                               No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.

24.                               No employees or invitees of tenant shall use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during “breaks” or during lunch periods.

25.                               No canvassing, soliciting or peddling is permitted in the Building or its common areas by tenants, their employees, or other persons.

26.                               No mats, trash, or other objects shall be placed in the public corridors, hallways, stairs, or other common areas of the Building.

27.                               Tenant must place all recyclable items of cans, bottles, plastic and office recyclable paper in appropriate containers provided by Landlord in each tenant’s space. Removal of these recyclable items will be by Landlord’s janitorial personnel.

28.                               Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repair of items not maintained by Landlord, Landlord, at its sole option, may arrange for the work to be done at tenant’s expense.

29.                               Drapes installed by tenant, which are visible from the exterior of the Building, must be cleaned by Tenant, at its own expense, at least once a year.

30.                               No pictures, signage, advertising, decals, banners, etc. are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.

31.                               Tenant or tenant’s employees are prohibited at any time from eating or drinking in hallways, elevators, rest rooms, lobby or lobby vestibules.

32.                               Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, agents, invitees or visitors.

33.                               No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, hallways, elevators, lobby or other public portions or facilities of the Building and exterior common areas by other tenants.

34.                               Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements must be submitted in writing to Landlord.

35.                               Tenant agrees that neither tenant nor its agents, employees, licensees or invitees will interfere in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment.

36.                               Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from tenant’s area or common areas of the Building regardless of whether such loss occurs when area is locked against entry or not.

37.                               Landlord will not permit entrance to tenant’s Premises by use of pass key controlled by Landlord, to any person at any time without written permission of tenant, except employees, contractors or service personnel supervised or employed by Landlord.

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38.                               Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.

39.                               Tenant and its employees, invitees, agents, etc. shall not enter other separate tenants’ hallways, restrooms or premises unless they have received prior approval from Landlord’s management.

40.                               Tenant shall not use or permit the use of any portion of the Premises for outdoor storage.

************

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